Exhibit 10.1
August 21, 2009
Insurance Services Office, Inc.
545 Washington Boulevard
Jersey City, New Jersey 07310-1686

Re:	Bank of America, N.A., et al -to- Insurance Services Office, Inc.:
Letter Amendment
Ladies and Gentlemen:
Reference is hereby made to that certain Credit Agreement dated as of July 2, 2009, executed by and among Insurance Services Office, Inc., a Delaware corporation (hereinafter referred to as the “Borrower”), as borrower, certain lenders made party thereto (hereinafter collectively referred to as the “Lenders”), and Bank of America, N.A., in its capacity as the Administrative Agent for the Lenders (hereinafter, in such capacity, referred to as the “Administrative Agent”) (hereinafter referred to as the “Credit Agreement”). Defined terms used but not expressly defined herein shall have the same meanings when used herein as set forth in the Credit Agreement.
In order to correct an errant cross-reference in Section 2.05(b)(iii) of the Credit Agreement, the Borrower and the Administrative Agent, for itself and on behalf of the Lenders, hereby covenant and agree that the reference in said Section 2.05(b)(iii) to “Section 7.02” shall be deleted and a new corrected reference to “Section 7.03” shall be inserted in its place and stead.
Kindly indicate the agreement of the Borrower with the terms and conditions of this letter amendment by countersigning in the space provided below, and returning a countersigned copy of this letter amendment to the undersigned.

Very truly yours, BANK OF AMERICA, NATIONAL ASSOCIATION, in its capacity as the Administrative Agent for the Lenders
By:	/s/
Name:
Title:

ACCEPTED AND AGREED AS OF THE 21ST DAY OF AUGUST, 2009:

INSURANCE SERVICES OFFICE, INC.

By:	/s/
Name:
Title: